Exhibit 10.1
FIRST AMENDMENT TO DISTRIBUTION AGREEMENT
THIS FIRST AMENDMENT TO DISTRIBUTION AGREEMENT (the “First Amendment”) is made this 14th day of December 2007 by and between ETHICON ENDO-SURGERY, INC., an Ohio corporation, and NEOPROBE CORPORATION, a Delaware corporation.
     WHEREAS, the parties hereto are parties to a Distribution Agreement dated September 28, 1999 (the “Agreement”); and
     WHEREAS, the parties desire to amend the Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
2. The term of this First Amendment shall commence on January 1, 2009 and shall terminate on December 31, 2013, unless the Agreement and this First Amendment are sooner terminated as provided in the Agreement. Within ten (10) business days of execution of this First Amendment, Ethicon shall pay Neoprobe Five Hundred Thousand US Dollars (US$500,000) as consideration for extending the term of the Agreement and as reimbursement for research and development work performed by Neoprobe.
3. Article 2 of the Agreement is hereby amended to include the following definitions:
     2.21 “Field” shall mean all intraoperative or imaging medical applications related to the use of hand-held instruments or devices in radiation detection procedures for the diagnostic treatment of oncology.
     2.22 “System” shall mean a combination of a control unit and a probe consisting of either a neo2000 model 2200 Control Unit used in connection with a reusable model 1017 14mm probe or one (1) model 1100 or model 1101 Bluetooth probe and shall include all standard accessories issued by Ethicon to customers in the United States (i.e., Model nos. 1013, 2009, 2010).
     2.23 “Transfer Price Adjustment” shall mean the difference, whether positive or negative, between the Provisional Transfer Price and the Actual Transfer Price.
4. Article 3 of the Agreement is hereby amended to include the following Paragraphs 3.4 and 3.5:

     3.4 Development and Supply Rights. Subject to the terms and conditions of this Agreement, Ethicon hereby appoints Neoprobe, and Neoprobe herby accepts appointment, as Ethicon’s exclusive supplier for all instruments and devices used for radiation detection within the Field on a worldwide basis during the Term. Ethicon further agrees that it will not directly, or indirectly through third parties, develop instruments or devices used for radiation detection within the Field, but that it will conduct such development activities solely through Neoprobe unless otherwise agreed to in writing between the Parties.
     3.5 Supply to Century Medical, Inc. (“CMI”). The Parties acknowledge that Neoprobe has, since September 28, 1999, terminated all the outstanding distribution arrangements listed in Schedule 3.2 except with respect to the current distribution agreement in place between Neoprobe and CMI covering distribution, sales and marketing of substantially all of the Products in Japan. Ethicon has previously indicated to Neoprobe that Ethicon did not wish to add Japan to the Territory prior to the expiration of the original Term of this Agreement on December 31, 2008. The Parties therefore acknowledge that Neoprobe therefore has no further termination obligations under Section 3.2 of the Agreement. Neoprobe’s agreement with CMI is currently set to expire under its own terms on December 31, 2009. In the event Ethicon should desire to distribute the Products in Japan, it must notify Neoprobe in writing of this intention prior to January 15, 2009.
5. Paragraph 5.1 of the Agreement is hereby amended and restated in its entirety as follows:
     5.1 Supply of the Product. During the term of this Agreement, Neoprobe shall manufacture and sell the Products and Improved Products exclusively to Ethicon in accordance with the Specifications, and shall not sell, supply or distribute any Products or Improved Products to any third party except CMI. Neoprobe shall supply Ethicon (and its Affiliates) with all of those quantities of Products as ordered by Ethicon (and its Affiliates) pursuant to this Agreement.
6. Paragraph 5.3 of the Agreement is hereby deleted.
7. Paragraph 5.7 of the Agreement is hereby amended and restated in its entirety as follows:
     5.7 Transfer Price and Forecasts for New Products. The Parties will use commercially reasonable efforts to negotiate Transfer Prices, including Provisional Transfer Prices and forecasted demand, for New or Improved Products in accordance with Article 6.
8. Paragraph 5.20 of the Agreement is hereby amended and restated in its entirety as follows:

* Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     5.20 Extended Warranty Program. The Parties agree to use commercially reasonable efforts to sell and honor extended warranty arrangements in accordance with the terms of Schedule 5.20.
9. Paragraph 5.24(a) of the Agreement is hereby amended and restated in its entirety as follows:
     5.24 (a) Ethicon shall, within thirty (30) days from the end of each calendar quarter during the term of this Agreement, deliver to Neoprobe reports of actual sales prices and unit quantities from sales in the United States and preliminary reports of sales prices and unit quantities from sales from major markets outside the United States, as mutually agreed by the Parties. Ethicon shall, within sixty (60) days from the end of each calendar year during the term of this Agreement, deliver to Neoprobe reports of actual sales prices and unit quantities from sales on a worldwide basis. The reports of sales shall be in adequate detail to enable Neoprobe and Ethicon to estimate ASP (as defined by Schedule 5.2) for Products sold during the preceding calendar year. Neoprobe and Ethicon shall reasonably cooperate in calculating an estimate of the Transfer Price Adjustment, if any, due Neoprobe or Ethicon. Within ninety (90) days from the end of a Commercial Year (i.e., within 90 days of December 31 of each calendar year during the term of this Agreement), the parties shall use commercially reasonable efforts to reach written agreement on the amount of any Transfer Price Adjustment. In the event that Ethicon owes additional funds to Neoprobe, Ethicon shall pay such amount within thirty (30) days of reaching such agreement in writing. In the event that Neoprobe owes funds back to Ethicon, Neoprobe shall, within 30 days of reaching such agreement in writing, at Ethicon’s option, pay Ethicon such amount or prepare credit memo(s) to offset against the next delivery of Product(s) due to be delivered to Ethicon until such amount due shall be fully satisfied.
10. Paragraph 5.27 of the Agreement is hereby amended and restated in its entirety as follows:
     5.27 Exclusivity Maintenance Requirements. Ethicon has no obligation to purchase from Neoprobe any minimum dollar or unit volume of the Products; however, commencing in 2010 and, for each Commercial Year thereafter, Ethicon shall be required to sell not less than [*] percent ([*]%) of the number of Systems sold by Ethicon on a worldwide basis during the prior Commercial Year (the “Exclusivity Maintenance Requirement” or “EMR”). In the event Ethicon does not meet the EMR for any Commercial Year, within thirty (30) days following the expiration of such Commercial Year, Ethicon must either (a) pay to Neoprobe the additional amount (based on the ASP for the then most recently completed calendar quarter) that Neoprobe would have earned if Ethicon had met the EMR or (b) terminate Neoprobe’s exclusivity obligation to Ethicon under this Agreement. In no case can the EMR for the Second Commercial Year or any subsequent Commercial Years be less than [*] Systems.
11. Article 6 of the Agreement is hereby amended and restated in its entirety as follows:

ARTICLE 6 — PRODUCT IMPROVEMENTS
AND RESEARCH AND DEVELOPMENT
     6.1 Purpose of Research and Development. The Parties agree that a key objective of their relationship is the further commercialization of Products and support the development of New Products and Improved Products that are compatible and complementary with existing Products, and that function in a manner designed to protect, to the maximum extent reasonably possible, the intellectual property rights of the parties and the distinctiveness of the Products in the marketplace. The Parties therefore agree that they will design or redesign their respective products for use in the Field consistent with the foregoing objectives. Without limiting the foregoing, in order to accomplish this objective, the Parties have agreed to establish a Development Committee (the “Development Committee”) as defined in Section 6.2 below.
     6.2 Development Committee. The planning, direction and activities of the research and development program shall be under the coordination of the Development Committee, which shall consist of four members. Responsibilities of the Development Committee shall include, but shall not be limited to, discussion and communications concerning strategies for further research and development of New Products and Improved Products, and development of product designs to assure that Products are compatible and complementary to each other and function in a manner designed to protect, to the maximum extent reasonably possible, the intellectual property rights of the Parties and the distinctiveness of the Products in the marketplace. Neoprobe and Ethicon shall each have two (2) representatives on the Development Committee. Each Party shall name, and may remove and replace at any time without the consent of the other Party, either of its representatives. The Development Committee may meet by telephone conference or other similar means. Notwithstanding the foregoing, the Development Committee shall not have any authority to alter in any way the substantive rights of the parties hereto set forth in this Agreement.
     6.3 Project Review Process. The Development Committee shall meet no less frequently than semi-annually to review ongoing status of active projects, new project concepts and project plans. Should Ethicon decide to fund development of any project that may result in a New Product or Improved Product, Neoprobe will present to Ethicon in writing a project plan including, at a minimum, specifications for the potential product, a budget, and a development timetable. In addition, the parties will negotiate in good faith Provisional Transfer Prices and purchase commitments, if any related to the potential product. Ethicon will have sixty (60) days from presentation of the project plan to decide whether or not to fund the project. Should Ethicon decline to fund the development or not respond on a timely basis, Neoprobe may elect to fund the project at its own expense. Following completion of a functional prototype for a New Product or Improved Product, Neoprobe will be obligated to present the prototype to Ethicon for evaluation. Ethicon and Neoprobe will review the prototype and related materials and use commercially reasonable efforts to negotiate Transfer Prices, Provisional Transfer Prices and purchase commitments. If Ethicon declines to negotiate or if the parties cannot agree on a Provisional Transfer Price and purchase commitment within ninety (90) days following presentation of the prototype, Neoprobe will be free to distribute the product through third parties, provided that the terms of distribution with third parties are not more favorable to Neoprobe than the terms of distribution discussed with Ethicon.
     6.4 Ethicon Requested Development Projects. Should Ethicon wish to develop a product with a third party for use within the Field that may be considered to compete with a Product, Ethicon will request, in writing, Neoprobe to submit a proposal on the development project. Ethicon’s request for the development proposal shall include, at a minimum, summary specifications for the potential product, a target development budget, a development timetable and a target market price. Neoprobe will have sixty (60) days from presentation of the proposal request to determine whether or not to submit a proposal for the project, and to notify Ethicon of its decision. Should Neoprobe decline to submit a proposal, Ethicon may engage a third party to develop the potential product. Should Neoprobe decide to submit a proposal, Neoprobe will have an additional sixty (60) days to submit a formal proposal. Neoprobe will then present to Ethicon in writing a project plan including, at a minimum, specifications for the potential product, a budget, and a development timetable. Ethicon and Neoprobe agree to use commercially reasonable efforts to negotiate for no less than (90) days from presentation of the details of the project plan, including, but not limited to, the development budget and timetable, the level of funding and/or resources to be committed by each Party, Transfer Price terms, Provisional Transfer Prices and purchase commitments. If the parties cannot agree on terms within ninety (90) days, Ethicon will be free to engage third parties to develop the potential product, provided that the terms of development and/or potential distribution with third parties are not more favorable to Ethicon than the terms of development and/or distribution discussed with Neoprobe.
     6.5 New and Improved Products. If the Parties agree on Transfer Price terms, Provisional Transfer Prices and purchase commitments for any New Product or Improved Product pursuant to Sections 6.3 or 6.4, such New Product or Improved Product will be added to the Agreement and shall become a Product within the meaning of Section 2.15.
12. Paragraph 11.1 of the Agreement is hereby amended and restated in its entirety as follows:
     11.1 Warranty. Neoprobe warrants during the warranty period set forth under Section 11.2 below that all Products delivered to Ethicon under this Agreement shall be manufactured in accordance and conformity with the Specifications and in compliance with this Agreement, and that the Product so delivered shall be of merchantable quality, free from defects in design, construction, materials and workmanship. Neoprobe warrants that it shall comply with all present and future statutes, laws, ordinances and regulations relating to the manufacture, assembly and supply of the Product, including, without limitation, those enforced by the FDA (including compliance with QSRs) and International Standards Organization Rules 13485 et seq. Ethicon shall be entitled during the warranty period to return to Neoprobe for exchange or full credit at Ethicon’s original cost, including incurred freight and insurance costs, any Products returned by a customer of Ethicon for defects in design, construction, materials or workmanship. Any inspection by Ethicon shall not relieve Neoprobe of its obligation to manufacture Products which meet the Specifications and comply with good manufacturing practices.
13. Paragraph 11.2 of the Agreement is hereby amended and restated in its entirety as follows:
     11.2 Warranty Period. The initial warranty period shall be for a period of one (1) year from the date of Ethicon’s shipment of a Product to its customers in the United States or 15 months from the date of shipment from Ethicon’s primary U.S. distribution center (i.e., JJHCS) to an international affiliate.
14. Paragraph 11.4 of the Agreement is hereby amended and restated in its entirety as follows:
     11.4 Loaner Units. As part of Neoprobe’s warranty obligation described in Sections 11.1 and 11.2, Neoprobe agrees at no cost to Ethicon to (a) provide loaner units to Ethicon’s customers within two (2) business days of notification; and (b) to repair and return or replace products under warranty within twenty (20) days from the date of receipt of such return during, unless otherwise agreed to by Ethicon. Neoprobe shall provide Ethicon with a procedure for handling customer returns for servicing and repairing Products covered under the warranty obligations described in Sections 11.1 and 11.2 within thirty (30) days of the Effective Date.
15. Paragraph 12.1(a) of the Agreement is hereby amended and restated in its entirety as follows:
     (a) for any reason other than those set forth under Section 17.6 below, and this failure lasts longer than ninety (90) days from such desired delivery date; or
16. Article 16 of the Agreement is hereby amended and restated in its entirety as follows:
ARTICLE 16 — DISCLAIMER
     Ethicon makes no representation or warranty that it will market any of the Products. Furthermore, all business decisions, including without limitation, sale, price and promotion of the Product marketed under this Agreement and the decision whether to sell the Product shall be within the sole discretion of Ethicon.
17. Schedule 2.15 of the Agreement is amended and restated in its entirety as Schedule 2.15 of this First Amendment.
18. Schedule 5.2 of the Agreement is amended and restated in its entirety as Schedule 5.2 of this First Amendment.

19. The Agreement is hereby amended to add Schedule 5.20 and Schedule 5.20.1 as attached hereto.
20. Except as otherwise provided by this First Amendment, the Agreement shall remain in full force and effect in accordance with its terms and does not relieve either party from any of its obligations thereunder.
     IN WITNESS WHEREOF, the parties hereto set their hands as of the date first written above.
ETHICON ENDO-SURGERY, INC.

By:	/s/ Michelle Brennan

Print Name:	Michelle Brennan

Title:	Vice President
NEOPROBE CORPORATION

By:	/s/ Brent L. Larson

Print Name:	Brent L. Larson

Title:	Vice President, Finance/CFO

* Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule 2.15
Current Products as of January 1, 2008

Neoprobe Model #	Ethicon Model #	Description
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

*[*].
Discontinued Products as of January 1, 2008

Neoprobe Model #	Description	Neoprobe Model #	Description
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

* Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 5.2
TRANSFER PRICE
1.	Effective January 1, 2009, and unless otherwise agreed to by the Parties in writing, the Transfer Price for each unit of Product meeting the Specifications will be determined according to the following table and the notes below:

Neoprobe Model #	Ethicon Model #	Description	Transfer Price	Floor Price	Demonstration Unit
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

*	As the ASP, as defined below, is determined based on historical analysis of actual sales, the Parties agree to use a Provisional Transfer Price based, in the case of Products distributed prior to January 1 of any given Commercial year, on the ASP of the Product during the prior Commercial Year, and in the case of Products added during a given Commercial Year, on commercially reasonable negotiations between the Parties. The Provisional Transfer Price will be reconciled and adjusted, as necessary, to the Transfer Price based on the reconciliation process outlined in Section 5.2.

**	For purposes of this Schedule 5.2 and calculating any adjustment to the Transfer Price, actual ASP for a control unit shall be determined based on a pro-rata split of the list prices for items sold as a part of a System consistent with past practices.
2.	The terms used in the column headings of the above table, and other capitalized terms used in this Schedule 5.2, shall be defined as provided in this Paragraph 2. Capitalized terms not otherwise defined in this Schedule 5.2 shall have the meaning(s) attributed to them in the Agreement.
a.	“Average Selling Price” or “ASP” shall mean the sum of the NSP for all units of each type or item of Product sold by Ethicon during the Commercial Year divided by the total number of units sold during that same Commercial Year.

b.	“Floor Price” shall mean the minimum Transfer Price and the minimum Provisional Price for a unit as defined in the schedule above or based on the actual cost (“Cost”) to manufacture plus the indicated percentage markup. “Cost” shall mean the direct material and labor costs to manufacture a Product, plus Neoprobe’s direct and indirect overhead charges. Neoprobe’s overhead charges mentioned above shall be calculated in a manner consistent with past practice in determining minimum prices for Products sold to Ethicon.

c.	“Net Selling Price” or “NSP” shall mean the revenue received by Ethicon or an Affiliate from the sale of the Product to an independent third party less the following amounts: (i) discounts, including cash discounts, or rebates actually allowed or granted; (ii) credits or allowances actually granted upon claims or returns, regardless of the party requesting the return; (iii) freight charges paid for customer delivery; and (iv) taxes or other governmental charges levied on or measured by the invoiced amount whether absorbed by the billing or billed party. Commissions paid by Ethicon to its sales representatives shall not be deducted from the amount that Ethicon charges to such third party in determining the NSP.

d.	The Provisional Transfer Price (the “Provisional Price”) is the amount that shall be used solely for purchase orders and invoicing purposes. The Provisional Price shall be estimated and agreed to by the Parties annually, by the end of the fourth quarter of each Commercial Year, and will then be in effect for the subsequent Commercial Year.
3.	The Transfer Price, Provisional Transfer Price and Floor Price for each New Product and each Improved Product added to Schedules 2.15 and 5.2 will be determined based on good faith negotiations between the Parties as described in Section 6.

4.	Notwithstanding anything in this Schedule 5.2 to the contrary, the Transfer Price for any Product shall not be less than the Product’s Floor Price.
5.	With respect to the calculation of Neoprobe’s cost of manufacture, the parties agree that Ethicon will have the right to audit Neoprobe’s records to verify the accuracy of such calculation. Ethicon’s audit rights, and the payment procedures for any over and underpayments uncovered by such audit, shall governed by the terms set forth in Section 5.24, with Ethicon instead of Neoprobe as the auditing party and Neoprobe instead of Ethicon as the audited party.

* Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 5.20
EXTENDED SERVICE PROGRAM
     1. Products Covered. Neoprobe, through Ethicon, will offer an Extended Service Program in connection with the sale of the Products listed on Schedule 5.20.1.
     2. Extended Service Period. During the term of the Agreement, the Extended Service Program may be offered by Ethicon to customers for a specific term in increments of one year, with a minimum term of one (1) year and a maximum term of four (4) years (the “Extended Service Period”) beyond the expiration of the original warranty period covering each specific instrument.
     3. Eligible Sales. Subject to Paragraph 3 hereof, Ethicon may market and sell the Extended Service Program only in combinations of complete neo2000® systems (i.e.,a minimum combination of one control unit and one accompanying probe) and Neoprobe will honor the Extended Service Program, only if the Extended Service Program is sold to the purchaser prior to the expiration of the either purchaser’s original standard twelve-month warranty period or an extended warranty period purchased subject to the Extended Service Program. In the event that Ethicon sells an Extended Service Program to a customer following expiration of a warranty period without Neoprobe’s express written approval, Neoprobe may, at its sole discretion, either refuse coverage or charge Ethicon a premium (calculated by multiplying the applicable Proposed Minimum Price specified in Section 4 below by [*]%), in addition to any amounts that would be payable under Section 8 below.
     4. Prices. The minimum transfer prices proposed by Neoprobe for its sales to Ethicon of each type of Extended Service Program (“Proposed Minimum Prices”), per year of coverage are listed in Schedule 5.20.1 to this Agreement; provided, however, that Ethicon is free to sell the Extended Service Programs to Ethicon’s customers at any price Ethicon sets (i.e., mark-up or discount from transfer prices). Although the Proposed Minimum Prices are listed by component, the Extended Service Program may not be sold except for complete systems, and in the event that Ethicon sells probe coverage separate from coverage of complete systems, Neoprobe may in its sole discretion either refuse coverage or charge Ethicon a premium (calculated by multiplying the applicable Proposed Minimum Price by [*]%), in addition to the amount that would be payable under Section 8 below. Proposed Minimum Prices are subject to prospective adjustment by Neoprobe based on actual experience with 90 days written notice to Ethicon, provided, however, that the Proposed Minimum Prices may not be increased more than [*] percent ([*]%) during any twelve month period.
     5. Neoprobe’s Obligations Under the Extended Service Program.
          a. Control Unit. During the Extended Service Period, Neoprobe will repair or replace, at its option, the neo2000 Control Unit returned by a customer to Ethicon as a result of malfunction or defects in design, construction, materials or workmanship, provided that the malfunction or defect occurred during normal use of the Product and that Neoprobe is notified of the defect during the Extended Service Period. During the Extended Service Period, Neoprobe will provide the customer with a loaner Control Unit at no charge for customer’s use during the time when the customer’s

* Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Control Unit is being repaired or replaced, provided however that the loaner unit is returned to Neoprobe within 15 days following return of the repaired or replacement unit. If a loaner unit is not timely returned to Neoprobe, Neoprobe may seek compensation directly from the customer.
          b. Replacement Probes. During the Extended Service Period, Neoprobe will replace free of charge one 14mm or Bluetooth probe for each neo2000 system covered by the Extended Service Program regardless of condition and or cause of defect, and will replace a second probe for which coverage has been purchased hereunder at a charge equal to 50 percent of Neoprobe’s then current list price for the same model probe. Replacement of any additional probes during the Extended Service Period may be provided by Ethicon at Ethicon’s expense. If Ethicon provides replacement probes to customers out of Ethicon’s inventory in satisfaction of Neoprobe’s obligation to provide a free replacement under this paragraph, Neoprobe will reimburse Ethicon the cost of the replacement probe. Any replacement probes provided out of Ethicon’s inventory in satisfaction of Neoprobe’s obligation to provide a second probe replacement under this paragraph will be billed by Ethicon to the customer at a charge equal to [*] percent of Ethicon’s then current list price for the same model probe, and any collections will be remitted to Neoprobe, provided, however that [*]% of Ethicon’s then current list price will not result in a remittance to Neoprobe of less than the Provisional Transfer Price then in effect under the Distribution Agreement.
          c. Other Replacement Parts. Except as specifically addressed under sections 5(a) and 5(b), during the Extended Service Period, Neoprobe will replace the parts listed in Schedule 5.20.1, free of charge one unit for each neo2000 system covered by the Extended Service Program, and will replace a second part of the same type for which coverage has been purchased hereunder at a charge equal to 50 percent of Neoprobe’s then current list price for the same model part. Replacement of any additional parts during the Extended Service Period may be provided by Ethicon at Ethicon’s expense. If Ethicon provides replacement parts to customers out of Ethicon’s inventory in satisfaction of Neoprobe’s obligation to provide a free replacement under this paragraph, Neoprobe will reimburse Ethicon the cost of the replacement probe. Any replacement parts provided out of Ethicon’s inventory in satisfaction of Neoprobe’s obligation to provide a second part of the same type replacement under this paragraph will be billed by Ethicon to the customer at a charge equal to [*] percent of Ethicon’s then current list price for the same model probe, and any collections will be remitted to Neoprobe, provided, however that [*]% of Ethicon’s then current list price will not result in a remittance to Neoprobe of less than the Provisional Transfer price then in effect under the Distribution Agreement
          d. Limitations. Except as expressly provided in 5(b) above for Probes, the Extended Service Program will not cover any defect or malfunction that at Neoprobe’s sole determination results from (i) abuse to, or misuse of, the Product or any use other than the normal use of a Product; (ii) any catastrophe such as fire, water, electric surge, lightning, windstorm, or any other peril originating outside the Product, (iii) repairs by anyone other than an authorized Neoprobe representative.
          e. Software Upgrades. Any software upgrades for the neo2000 system available from Neoprobe may be provided by Ethicon to owners of the system during the Extended Service Period free of charge.

* Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     f. Policy. In connection with each sale of an Extended Service Program, the customer will be provided with an Extended Service Policy in the form attached hereto as Schedule 5.1.
          6. Procedures for Obtaining Extended Service Program Services. Service or repair is available only related to Control Units covered by this Agreement. Probes or other parts listed in Schedule 5.20.1 may currently only be replaced. The customer desiring service on the neo2000 Control Unit under the Extended Service Program will contact Ethicon for authorization from Ethicon to return the Product to Neoprobe for inspection to determine whether the Control Unit can be repaired. If Neoprobe determines that the Control Unit cannot be repaired, Neoprobe will authorize Ethicon to provide the customer with a replacement Control Unit. If the Control Unit can be repaired, Neoprobe will arrange for the repair of the Control Unit and the return of the repaired Control Unit to the customer. Ethicon has no authority to bind Neoprobe to repair or replacement of the Control Unit unless and until Ethicon receives authorization from Neoprobe. Except as otherwise specifically provided in this Agreement, Ethicon and Neoprobe will process customer claims under the Extended Service Program according to the same policies and procedures as are applicable to warranty claims under Neoprobe’s standard warranty as defined in the Distribution Agreement.
     7. Costs of Extended Service Program. Neoprobe will provide the repair or replacement of the neo2000 Control Unit at its own expense. Neoprobe will reimburse Ethicon for replacement of the Control Unit, probes, or other replacement parts provided by Ethicon to the customer out of Ethicon’s inventory provided that such replacements qualify for the Extended Service Program.
     8. Revenues from Sales of Extended Service Program.
          a. Within 15 days following the end of each calendar quarter of each Commercial Year while this Agreement is in effect, Ethicon will deliver a copy of Ethicon’s Extended Warranty Form agreement with the customer detailing the amount of Sales Revenue, customer name, specific equipment (i.e., specific model numbers and serial number) to be covered and the term (i.e, beginning and ending dates) of each Extended Service Program sold by Ethicon. Within 30 days following the end of the first three calendar quarters of each year, Ethicon will deliver to Neoprobe a payment equal to the greater of (i) [*] percent of the Sales Revenue shown on the Quarterly Service Program Report, or (ii) an amount equal to the total dollar amount of the Proposed Minimum Prices for all of the Extended Service Programs sold during the quarter. “Sales Revenue” means gross revenue received by Ethicon for sales by Ethicon of the Extended Service Program.
          b. Neoprobe shall have the right after thirty (30) days advance written notice to Ethicon, to appoint an independent certified accountant at its own expense, acceptable and approved by Ethicon (which approval shall not be unreasonably withheld) who shall have access to Ethicon’s records during reasonable business hours for the sole purpose of verifying the accuracy of the Service Program Report, and any remittances due for replacement parts sold to customers, for a period not more than the four previous year calendar quarters; but this right may not be exercised more than once in any calendar year. Ethicon shall be entitled to withhold approval of an accountant which Neoprobe nominates unless the accountant duly executes a confidentiality agreement with Ethicon which shall obligate such accountant to keep the information it receives from Ethicon in confidence.

          c. Unless otherwise agreed, if as a result of the audit performed pursuant to Section 8(b) above the independent certified accountant determines that Ethicon has not reported or paid any amounts due under this Agreement, Ethicon shall, no later than 45 business days after receiving notice of such underpayment, remit to Neoprobe the amount of the underpayment. If as a result of the audit performed pursuant to Section 8(b) above, the independent certified public accountant determines that Ethicon has overpaid any amounts due under this Agreement; Neoprobe shall, no later than 45 business days after receiving notice of such overpayment, remit to Ethicon the amount of the overpayment.

* Portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 5.20.1

	Neoprobe component	Ethicon component	Proposed Minimum
Product description(s)	part or Model no.	part no.	Price
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]